Exhibit 99.1

Waverley Capital Acquisition Corp. 1

PRO FORMA BALANCE SHEET

	Actual as August 24, 2021	Pro Forma Adjustments			As Adjusted
		(Unaudited)			(Unaudited)
ASSETS
Current assets:
Cash	$2,621,543	$—			$2,621,543
Prepaid expenses	19,200	—			19,200

Total current assets	2,640,743	—			2,640,743
Cash held in Trust Account	200,000,000	14,870,390	(a	)	214,572,982
		(297,408)	(b	)

Total Assets	$202,640,743	$14,572,982			$217,213,725

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$12,109	$—			$12,109
Accrued offering costs	53,086	—			53,086
Advances from related party	15,245	—			15,245
Note payable - Sponsor	170,000	—			170,000

Total current liabilities	250,440	—			250,440
Deferred underwriting commissions	7,000,000	520,462			7,520,462

Total liabilities	7,250,440	520,462			7,770,902
COMMITMENTS AND CONTINGENCIES
Class A ordinary shares subject to possible redemption; 19,039,030 and 20,444,282 shares (at $10.00 per share), actual and adjusted	190,390,300	14,052,520	(c	)	204,442,820
Shareholders’ Equity:
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—			—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 960,970 and 1,041,716 shares issued and outstanding (excluding 19,039,030 and 20,442,282 shares subject to possible redemption), actual and adjusted	96	149	(a	)	104
		(141)	(c	)
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 5,750,000 and shares issued and outstanding, actual and adjusted (1)	575	—			575
Additional paid-in capital	5,019,606	14,870,241	(a	)	5,019,598
		(297,408)	(b	)
		(520,462)	(b	)
		(14,052,379)	(c	)
Accumulated deficit	(20,274)	—			(20,274)

Total Shareholders’ Equity	5,000,003	—			5,000,003

Total Liabilities and Shareholders’ Equity	$202,640,743	$14,572,982			$217,213,725

(1)	Includes up to 371,760 shares subject to forfeiture as a result of the underwriters’ election to partially exercise their over-allotment option.

Waverley Capital Acquisition Corp. 1

Note to Pro Forma Financial Statement

(unaudited)

NOTE 1 - CLOSING OF OVERALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of Waverly Capital Acquisition Corporation 1 (the “Company”) as of August 24, 2021, adjusted for the closing of the underwriters’ overallotment option and related transactions which occurred on September 3, 2021 as described below.

On September 3, 2021, the Company consummated the closing of the sale of 1,487,039 additional units of the Company’s Class A ordinary shares, $0.0001 par value at a price of $10.00 per unit (the “Units”) upon receiving notice of the underwriters’ election to partially exercise their overallotment option (“Overallotment Units”), generating additional gross proceeds of $14,870,390 and incurred additional offering costs of $817,870 in underwriting fees. Each Unit consists of one share of the Company’s Class A ordinary share, $0.0001 par value, and one-third of one warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A ordinary share at a price of $11.50 per share. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 198,272 Private Placement Warrants to WCAC1 Sponsor LLC, a Cayman Islands limited partnership (the “Sponsor”), generating gross proceeds of $297,408.

Pro forma adjustments to reflect the exercise of the underwriters’ overallotment option are as follows:

	Pro forma entry
a.	Cash held in Trust Account	14,870,390
	Class A ordinary shares		149
	Additional paid-in capital		14,870,241
	To record sale of 1,487,039 Overallotment Units at $10.00 per Unit and additional proceeds from sale of 198,272 private warrants.
b.	Additional paid-in capital	297,408
	Cash held in Trust Account		297,408
	Additional paid-in capital	520,462
	Deferred underwriting commissions		520,462
	To record payment of cash underwriting fee and deferred fee on overallotment option.
c.	Class A common stock	141
	Additional paid-in capital	14,052,379
	Class A common stock subject to conversion		14,052,520
	To restore total equity above $5,000,001.

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